Exhibit 99.1

PRESS RELEASE

AEON Biopharma Reports First Quarter 2026 Financial Results and Provides Corporate Update

- Reported positive FDA Type 2a meeting supporting ABP-450’s comparative analytical strategy under the 351(k) regulatory pathway -

- Strengthened balance sheet through financing transactions and Daewoong note exchange, reducing outstanding debt by more than 90% -

- Bolstered leadership team with appointment of John Bencich as Chief Financial Officer -

IRVINE, Calif., May 14, 2026 – AEON Biopharma, Inc. (“AEON” or the “Company”) (NYSE American: AEON), a biopharmaceutical company advancing ABP-450 as a biosimilar to BOTOX® (onabotulinumtoxinA) for therapeutic use to achieve full-label U.S. market entry, reported today its financial results for the first quarter ended March 31, 2026, and provided a corporate update.

“During the first quarter, we made meaningful progress advancing the ABP-450 development program and strengthening the company’s financial position,” commented Rob Bancroft, President and Chief Executive Officer of AEON. “We believe feedback from our BPD Type 2a meeting with the FDA supports our analytical similarity strategy under the 351(k) pathway and provides greater clarity on the path forward. In addition, the completion of our recent financing transactions, including the exchange of Daewoong-held notes, significantly reduced our outstanding debt.”

“With this foundation in place, we are focused on executing our analytical program and preparing for our planned Type 2b interaction, where we will seek further feedback from the FDA on the full definition of program requirements. We believe this progress positions ABP-450 to advance efficiently toward potential full-label approval and our goal of introducing a new competitive dynamic in a large therapeutic category that has been long dominated by a single product.”

First Quarter 2026 Highlights and Recent Developments

●Reported Feedback from FDA BPD Type 2a Meeting Regarding ABP-450
oThe FDA reviewed AEON’s initial analytical comparability results and the proposed analytical similarity strategy for ABP-450 under the 351(k) biosimilar pathway and provided guidance that AEON’s analytical plan was considered reasonable by the Agency to support advancement of the program toward a comprehensive analytical similarity package. The Company believes the FDA’s feedback provides a clear framework for the remaining analytical components of its biosimilar development program and plans to complete the majority of its analytical comparability program in 2026.
oAEON currently plans to request a BPD Type 2b meeting in 2026 to discuss the next phase of the development program to support potential approval of ABP-450 as a biosimilar to BOTOX® across all approved therapeutic indications.
●Strengthened Balance Sheet Through Closing of Strategic PIPE Financing and Note Exchange
oAEON held a special meeting at which shareholders voted to approve the completion of the complementary transactions announced in November, including the remaining issuances related to the Company’s private investment in public equity (“PIPE”) financing and the related exchange of the Company’s convertible notes held by Daewoong Pharmaceutical Co., Ltd. (“Daewoong”). The $6 million PIPE financing and Daewoong note exchange, together, strengthened AEON’s balance sheet and reduced outstanding debt by more than 90%.

Exhibit 99.1

PRESS RELEASE

●	Appointed John Bencich as Chief Financial Officer
o	Mr. Bencich joins AEON with more than 25 years of leadership experience spanning corporate strategy, capital market transactions, and business development across emerging growth and publicly traded companies.
●	Presented Data and Advanced Scientific Engagement Supporting Analytical Similarity to BOTOX®
o	Chad Oh, M.D., AEON’s Chief Medical Officer, presented a poster at the 2026 American Academy of Neurology (AAN) Annual Meeting in April entitled “Establishing Primary Structure Comparability Between ABP-450 (prabotulinumtoxinA) and OnabotulinumtoxinA (Botox®) to Support Biosimilarity.” The poster expanded upon analytical data previously reported by the Company demonstrating identical primary amino acid sequence between ABP-450 and the reference product, based on 93.5%–99.3% peptide sequence coverage.
o	An abstract was accepted for presentation at the upcoming American Headache Society (AHS) Annual Meeting on June 4-7, 2026 in Orlando, Florida entitled “Establishing Structural and Functional Comparability Between ABP-450 and OnabotulinumtoxinA to Support Biosimilarity.” The abstract will be presented on June 4th between 2:00 pm and 5:00 pm ET.

Liquidity and Capital Resources

The Company reported cash and cash equivalents of $6.2 million as of March 31, 2026, which does not include the $0.9 million of proceeds received upon ATM financing in April 2026. Including those proceeds, cash and cash equivalents are expected to fund operations into the third quarter of 2026, supporting continued advancement of the ABP-450 program including ongoing analytical and regulatory activities.

Upcoming ABP-450 Development Milestones & Scientific and/or Corporate Events

●	June 4th-7th, 2026: Poster presentation at the 68th Annual Scientific Meeting of the American Headache Society.
●	June 17th, 2026: Annual shareholder meeting being held at 10:00 AM PST in the Company’s offices at 5 Park Plaza, Suite 1750, Irvine, CA 92614.
●	Second half 2026: BPD Type 2b meeting with the FDA to seek feedback on remaining biosimilar development plan, including pharmacodynamic and clinical program requirements.

About the U.S. Biosimilar Pathway

Analytical similarity forms the scientific foundation of the 351(k) pathway and represents the most data-intensive phase of biosimilar development. When analytical comparability across critical quality attributes is robustly demonstrated, the FDA may reduce the scope of required clinical studies under its totality-of-the-evidence framework. Sponsors may also seek extrapolation to additional indications of the reference product when scientifically justified.

About AEON Biopharma

AEON Biopharma is a biopharmaceutical company pursuing full-label access to the U.S. therapeutic neurotoxin market via biosimilarity to BOTOX®. The U.S. therapeutic neurotoxin market exceeds $3.0 billion annually, representing a major opportunity for biosimilar entry. ABP-450 is the same botulinum toxin complex currently approved and marketed for cosmetic indications by Evolus, Inc. under the name Jeuveau®. ABP-450 is manufactured by Daewoong Pharmaceutical in a facility that has been authorized by the U.S. Food and Drug Administration, Health Canada, and European Medicines Agency for the manufacture of third-party botulinum toxin products. AEON has exclusive development and distribution rights for therapeutic indications of ABP-450 in the United States, Canada, the European Union, the United Kingdom, and certain other international territories. To learn more about AEON, visit www.aeonbiopharma.com.

Exhibit 99.1

PRESS RELEASE

Forward-Looking Statements

The foregoing material may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, each as amended. Forward-looking statements include all statements that do not relate solely to historical or current facts, including without limitation statements regarding the Company’s product development and business prospects, and can be identified by the use of words such as “may,” “will,” “expect,” “project,” “estimate,” “anticipate,” “plan,” “believe,” “potential,” “should,” “continue” or the negative versions of those words or other comparable words. Forward-looking statements are not guarantees of future actions or performance. These forward-looking statements are based on information currently available to the Company and its current plans or expectations and are subject to a number of risks and uncertainties that could significantly affect current plans. Should one or more of these risks or uncertainties materialize, or the underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended, or planned. Although the Company believes that the expectations reflected in the forward-looking statements are reasonable, the Company cannot guarantee future results, performance, or achievements. Except as required by applicable law, including the securities laws of the United States, the Company does not intend to update any of the forward-looking statements to conform these statements to actual results.

Factors that may cause actual results to differ materially from current expectations include, but are not limited to: (i) AEON’s ability to continue to meet continued stock exchange listing standards; (ii) the Company’s ability to obtain additional and sufficient financing; (iii) the Company’s anticipated financial performance, including cash and cash equivalents; (iv) the Company’s plans regarding any interactions with the FDA; (v) the outcome of any regulatory interactions; and (vi) other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s filings with the SEC, which are available on the SEC’s website at www.sec.gov.

Contacts

Investor Contact:
Hershel Berry
Blueprint Life Science Group
hberry@Bplifescience.com

Source: AEON Biopharma

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands, except share data and par value amounts)

	March 31,	December 31,
	2026	2025

ASSETS
Current assets:
Cash and cash equivalents	$6,243	$3,006
Prepaid expenses and other current assets	382	392
Total current assets	6,625	3,398
Property and equipment, net	142	162
Operating lease right-of-use asset	992	1,052
Other assets	871	948
Total assets	$8,630	$5,560
LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities:
Accounts payable	$1,481	$942
Accrued clinical trials expenses	1,173	1,426
Accrued compensation	1,832	2,872
Other accrued expenses	2,183	1,657
Total current liabilities	6,669	6,897
Convertible notes at fair value, including related party amount of $1,542 and $34,600, at March 31, 2026 and December 31, 2025, respectively	1,542	34,600
Operating lease liability	825	893
Derivative liability	—	14,879
Warrant liabilities	16,308	3,276
Contingent consideration liability	38	42
Total liabilities	25,382	60,587
Commitments and contingencies
Stockholders’ Deficit:
Class A common stock, $0.0001 par value; 1,040,000,000 and 500,000,000 shares authorized at March 31, 2026 and December 31, 2025, respectively, and 25,303,058 and 12,105,902 shares issued and outstanding at March 31, 2026 and December 31, 2025, respectively	10	9
Additional paid-in capital	465,850	415,783
Accumulated deficit	(482,612)	(470,819)
Total stockholders' deficit	(16,752)	(55,027)
Total liabilities and stockholders' deficit	$8,630	$5,560

Exhibit 99.1

PRESS RELEASE

AEON BIOPHARMA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE (LOSS) INCOME

(in thousands, except share and per share data)

	March 31,
	2026	2025
Operating expenses:
Selling, general and administrative	$3,903	$3,125
Research and development	2,034	825
Change in fair value of contingent consideration	(4)	(3,488)
Total operating costs and expenses	5,933	462
Loss from operations	(5,933)	(462)
Other (loss) income:
Change in fair value of convertible notes	(8,727)	(1,631)
Change in fair value of warrants	4,656	86,729
Loss on issuance of warrants	—	(75,644)
Loss on extinguishment of debt	(76)	—
Loss on derivative liability	(1,743)	—
Other income, net	30	103
Total other loss, net	(5,860)	9,557
(Loss) income before taxes	(11,793)	9,095
Income taxes	—	—
Net (loss) income	$(11,793)	$9,095
Basic net (loss) income per share	$(0.29)	$2.28
Weighted average shares of common stock outstanding used to compute basic and diluted net (loss) income per share	40,614,087	3,984,876

The accompanying condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the accounts of the Company and its controlled subsidiaries.

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